UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934




       Date of Report (Date of earliest event reported) December 17, 2002

                          THE SPORTS CLUB COMPANY, INC.


            Delaware                      1-13290               95-4479735
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
         incorporation)                                    Identification No.)

       11100 Santa Monica Boulevard, Suite 300
               Los Angeles, California                             90025
       (address of principal executive offices)                  (Zip Code)



        Registrant's telephone number, including area code (310) 479-5200


  (Former name or former address, if changed since last report.) Not applicable






                           Index of Exhibits on Page 2

                                   Page 1 of 2


Item 5.  Other Events and Regulation FD Disclosure

     On December 17, 2002, The Sports Club Company, Inc. (the "Company") announced that it had reached an agreement in principle with Millennium Partners to develop an approximately 45,000 square foot sports and fitness club under its brand name The Sports Club/LA as part of Millennium's mixed use project in Miami, Florida. The Company will manage the new club pursuant to a management and license agreement that will provide it with 6% of gross revenues and a participation in net profits.

     All statements in this report other than statements of historical fact are forward looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in this report. The forward looking statements speak only as of the date of this report, and the Company expressly disclaims any obligation to release publicly any update or revision to any forward looking statements contained herein if there are changes in the Company's expectations or in any events, conditions or circumstances on which any such forward looking statement is based.

Item 7.  Financial Statements and Exhibits

         (a)  Financial Statements

                  Not applicable

         (b)  Pro Forma Financial Information

                  Not applicable

         (c)  Exhibits

                  99.1 Press Release dated December 17, 2002, "The Sports Club Company Announces The Sports Club/LA - Miami"

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  THE SPORTS CLUB COMPANY, INC.



                                                    By:  /s/Timothy O'Brien
                                                         Timothy O'Brien
                                                         Chief Financial Officer

                                                         December 19, 2002

                                  EXHIBIT 99.1

[GRAPHIC OMITTED][GRAPHIC OMITTED]


                                  NEWS RELEASE




For Immediate Release                                CONTACT: Rex Licklider
                                                              Co-CEO
                                                              (310) 479-5200




                     THE SPORTS CLUB COMPANY, INC. ANNOUNCES
                           THE SPORTS CLUB/LA - MIAMI


LOS ANGELES, CA (December 17, 2002) -- The Sports Club Company, Inc. (AMEX: SCY) today announced that it has reached an agreement in principle with Millennium Partners to develop a The Sports Club/LA as part of the exclusive new Four Seasons Hotel and Tower in Miami.

The new Club will be approximately 45,000 square feet and will feature over 30 different fitness and recreational options under one roof, including a 10,000 square foot weight training gym overlooking a four story waterfall, three group exercise studios, a 100 piece cardiovascular center with each piece featuring a personal TV, a flexibility balance center, a Pilates studio, a REV group cycling studio and an extensive yoga/BodyMind program.

The Sports Club/LA will also feature a large, ultra luxurious destination cityspa offering a complete menu of traditional and cutting edge spa services as well as a renowned hair salon. The Sports Club Company will manage the new club pursuant to a management and license agreement that will provide it with 6% of gross revenues and a substantial participation in net profits.

Rex Licklider, Co-CEO stated, "The Sports Club/LA - Miami will be a unique opportunity for the Company in that we will manage the club for fees and a profit participation, without the need to invest capital. We have evolved to this point as a result of the unprecedented success of our Clubs in Millennium Partners mixed-use projects in Boston, Washington D. C. and San Francisco combined with the strong operating performance of our stand alone clubs in New York and Los Angeles and the increasing strength of our brand."

Christopher Jeffries, managing partner of Millennium Partners stated, " The Sports Club Company is the premier operator of sports and fitness complexes in the world and we know from previous experience that they bring great value to our projects. We are excited to have them as participants in Miami."

The Sports Club Company, based in Los Angeles, California owns and operates luxury sports and fitness complexes nationwide under the brand name The Sports Club/LA.


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